Exhibit 10.11

INTRACOASTAL POINTE OFFICE BUILDING
LEASE AGREEMENT

TENANT:

DYADIC INTERNATIONAL, INC.

LANDLORD:

QUENTIN PARTNERS CO.
as Agent for
lntracoastal Pointe, Inc.
851 S.E. Johnson Avenue, Suite 100
Stuart, Florida 34994
772-220-4127

December, 2010

INTRACOASTAL POINTE OFFICE BUILDING
LEASE AGREEMENT

THIS LEASE AGREEMENT (sometimes hereinafter referred to as the "Lease") is made and entered into this 30th day of December, 2010 by and between Quentin Partners Co. as Agent for lntracoastal Pointe, Inc., (Florida corporations) (hereinafter collectively called "Landlord"), whose address for purposes hereof is 851 S.E. Johnson Avenue, Suite 100, Stuart, Florida 34994; and Dyadic International, Inc., (hereinafter called "Tenant"). Tenant's address, for purposes hereof until commencement of the term of this Lease, being 140 lntracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477 and thereafter being that of the Leased Premises (hereinafter defined).

WITNESSETH:

1.
LEASED PREMISES: Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord those certain premises (hereinafter sometimes called the "Leased Premises") in the lntracoastal Pointe Office Building (hereinafter sometimes referred to as "Building") located at 140 lntracoastal Pointe Drive, Jupiter, Florida 33477, such Leased Premises being more particularly described as follows:

Suites 404 and 405, 4,872± square feet of Gross Rentable Area, located on the fourth floor of the Building.

The term "Gross Rentable Area" as used herein, shall refer to all area measured from the outside surface of the outer glass or finished walls of the building to the outside surface of the opposite outer wall, glass, or in the case of multi-tenant floors, to the midpoint of the walls separating the Leased Premises of adjacent tenants. The term "Gross Rentable Area" includes a pro rata share of all common areas and facilities of the Building, but not limited to, bathrooms, hallways and service facilities, the rent and expenses of which are to be shared by Tenant proportionately. No deductions from Gross Rentable Area are made for columns or projections necessary to the Building. The Gross Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 4,872± square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

2.    A.    TERM: The term of this Lease Agreement on the Leased Premises shall be for a period of (36) thirty-six months. The Commencement Date of the term shall be
January 1, 2011.Landlord will make all diligent attempts to have space ready. The rent for partial months shall be prorated. The Term of the Lease shall expire (unless sooner terminated as provided herein) at 11 :59 p.m. E.D.T. on December 31, 2013.

B.    Early Termination:

Tenant shall have the right to terminate the Lease with a six (6) month notice at any time on or after January 1, 2012 by delivering written notice ("Early Termination Notice") to Landlord its intention to do so.

3.    A.    Annual Rent: During the term of this Lease, Tenant agrees and covenants to pay the Landlord Annual Rent as follows:

1/01/11 - 12/31/13: $11.50 per square foot; $56,028.00/year; $4,669.00/month*

*Tenant will pay first month's rent plus CAM as defined in the lease (Section 3C, currently at $8.00 psf) and sales tax (currently at 6.5%) totaling $8,431.61, upon lease execution.

Total Annual Rent per year is payable without demand, notice or offset in advance in equal monthly installments of one-twelfth of the Annual Rent due and payable on the first day of each and every calendar month of the term of the Lease, in the currency of the United States of America at the offices of Landlord or elsewhere as designated from time to time by Landlord's written notice to Tenant. The monthly installment of Annual Rent shall be prorated in the case of partial months. In addition to the Annual Rent, Tenant shall pay to the Landlord on the first day of each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes or impositions, now in existence or hereafter imposed based upon the privilege of renting the Leased Premises or upon the amount of Annual Rent, pro rata expenses, and all other amounts owed by Tenant hereunder. Nothing herein shall, however, require Tenant to pay any Federal or State taxes on income imposed upon Landlord.

The Tenant will pay for the electric for the Leased Premises, which shall be separately metered. The Tenant will be responsible to maintain its Leased Premises space (including all water connections, appliances and kitchens).

LATE CHARGES. The parties agree that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this lease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of rent is not received by Landlord within 7 days after rent is due, Tenant will pay to Landlord a sum equal to 15% of monthly rent as a late charge.

INSUFFICIENT FUNDS. If any of Tenant's checks bounce, Landlord will charge a fee of $100.00 for administrative cost plus all bank fees.

B.
PRORATA SHARE OF EXPENSES AS ADDITIONAL RENT: In addition to the Annual Rent and other sums to be paid hereunder by Tenant, Tenant shall pay a prorata share of all expenses incurred by Landlord in connection with the ownership, operation, maintenance and management of the Building and the land upon which it is located. Tenant's pro-rata share shall be $8.00 per square foot.

The expenses for which the Tenant shall pay a prorata share according to the aforesaid formula include but are not limited to the following:

(1)
Real Property Taxes and Assessments. Tenant shall pay its pro-rata share of all real property taxes and assessments and all tangible personal property taxes which may be levied or assessed by any lawful authority against the land, the improvements located on the land (including the Building) and all personal property owned by Landlord and used in connection with the operation and management thereof. A tax bill or photocopy thereof submitted by Landlord to Tenant shall be sufficient evidence of the amount of taxes assessed or levied against the property to which the bill relates. The real property taxes and assessments herein referred to shall be the real property taxes and assessments on the property with a physical address of 140 lntracoastal Pointe Drive, Jupiter, Florida 33477. Tenant shall be responsible for paying all taxes on Tenant's own personal property and all taxes due with respect to any leasehold improvements which exceed the value of the improvements provided by Landlord to Tenant.

(2)
Insurance. Tenant shall pay its prorata share of the cost of all insurance coverage carried by Landlord with respect to the Building and land, including without limitation insurance against liability, casualty, loss of damage to the Building, rent loss, flood insurance, and worker's compensation.

(3)
Utilities. Tenant shall pay its prorata share of the cost of all utilities including electricity, water, gas, fuel, trash and garbage collection fees, Tenant Association fees, drainage district tax, and any sewer service charges for the Building (but as provided in Section 10, Tenant shall be responsible for paying all electricity to the Leased Premises).

(4)    General Services and Expenses (for the Building Common Areas):

(a)	Janitorial services.

(b)	Maintenance and repair.

(c)	Landscaping maintenance, supplies and refurbishing.

(d)	Cleaning, maintaining, resurfacing, and striping of the parking area.

(e)	Operatorless elevator service and maintenance.

(f)	Supplies for restrooms and other public portions of the Building and the property.

(g)	Maintenance of air conditioning, heating, sprinkler, access control and other mechanical systems.

(h)	Building management fees.

(i)
Expenses for access control if and to the extent provided by Landlord. In the event Landlord does provide access control, Tenant specifically agrees that Landlord shall not be liable in the event of any loss or damage suffered by Tenant as a result of any failure to exclude access to any unauthorized personnel.

(j)	Reserve for renewal, replacement, and capital improvements of ten percent of annual expenses excluding the reserve for renewal and replacement.

(k)	Amortization of the cost of capital improvements (together with a reasonable finance charge) as may be required by governmental authority.

(I)	Professional fees (including attorneys and accountants) incurred in connection with the operation of the Building; and

(m)	Compensation of employees at the level of building manager and below in connection with operation of the Building.

The costs to be shared on a prorata basis by Tenant shall not include payments of principal and interest on any mortgage or deed of trust upon the building, or the costs of improvements made for particular tenants.

Landlord does not warrant that any of the services will be free from interruption caused by repairs, renewal, improvement, alterations, strikes, lockouts, accidents, inability of Landlord to obtain fuel or supplies or any other causes. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the premises or any part thereof or render the Landlord liable to the Tenant for damages or relieve the Tenant from performance of the Tenant's obligations under this Lease. Landlord agrees, however, that Landlord will make reasonable efforts at all times to promptly remedy any situation which might interrupt such services.

C.
OTHER PROVISIONS AFFECTING RENTAL PAYMENTS AND ADDITIONAL RENT: Notwithstanding anything in the foregoing to the contrary, the Tenant's obligations under Section 3(B) shall be computed as the costs of owning, operating and managing the Building is $8.00* per square foot (base CAM rate). The prorata share shall be $8.00 p.s.f. over the term of the Lease. Tenant shall pay in advance, in monthly installments as herein set forth. The amount due under this Section shall be paid by Tenant to Landlord without notice or demand and without abatement, deduction or set-off in monthly installments, in advance on the first day of each calendar month during the term of this Lease as provided for herein. Landlord shall have all the rights and remedies provided herein or by law for the purposes of collection thereof. Tenant may not disclose any information regarding Building expenses without the approval of Landlord.

4.
SECURITY DEPOSIT: Tenant concurrently with the execution of this Lease shall pay the sum of zero dollars. It is understood that Tenant paid a previous Landlord a security deposit of four thousand four hundred twenty-three dollars and 84 cents ($4,423.84), which was never transferred to the current Landlord because the previous Landlord went out of business. Tenant's lease signed June 28, 2001 stated that Quentin Partners Co. would assume responsibility for this security deposit of $4,423.84 provided Tenant remained in good standing through December 31, 2005, which was the case. As a courtesy for tenant goodwill, this sum shall be deemed by Landlord as security for the payment by Tenant of the rents and all other payments herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms, provisions, and conditions of this Lease. Landlord, at Landlord's option, may at the time of any default by Tenant under any of the terms, provisions, covenants or conditions of this Lease apply said sum or any part thereof towards the payment of the rents and all other sums payable by Tenant under this Lease. Landlord will notify the Tenant in writing when this action has been taken. Tenant shall remain liable for any amounts that such sum shall be insufficient to pay and shall within three (3) days after demand by Landlord restore the security deposit to the amount originally required hereby. Landlord may exhaust any or all rights and remedies against Tenant before resorting to the security deposit, but nothing herein contained shall require or be deemed to require Landlord to do so. In the event the deposit shall not be utilized for any such purpose, then such deposit shall be returned by Landlord to Tenant after the expiration of the term of this Lease. Landlord shall not be required to pay Tenant any interest on the security deposit.

5.	USE: The Tenant will use and occupy the Leased Premises for the following use or purpose and for no other use or purpose: Office.

Notwithstanding anything to the contrary in this Lease, the Leased Premises shall not be used for any purpose which would (i) adversely affect the appearance of the Building, (ii) except for general office use, be visible from the exterior of, or the public areas of the Building, (iii) adversely affect ventilation in other areas of the Building (including without limitation the creation of offensive odors), (iv) create unreasonable elevator loads, (v) cause structural loads to be exceeded, (vi) create unreasonable noise levels, (vii) violate building codes, zoning ordinances, or other applicable laws or otherwise constitute illegal use, (viii) adversely affect the mechanical, electrical, plumbing or other base Building systems, (ix) result in the generation, treatment, storage, discharge, disposal, possession, processing or other handling of chemicals or any hazardous material in the Leased Premises, the Building, or any Building systems, including in particular disposal in the base Building plumbing, heating, ventilating or air-conditioning systems, (x) involve printing, photographic processing or other process involving the use of chemicals and equipment not generally used in office buildings, or (xi) otherwise unreasonably interfere with Building operations or other tenants of the Building. (xii) Tenant is responsible for any and all damage throughout the building which might result from its shipping and/or receiving operations. In all events, Tenant shall not engage in any activity which is not in keeping with the standards of the Building.

6.
IMPROVEMENTS: Tenant may create two offices from a conference room and hallway in the southwest corner of Suite 405 (see plan). Tenant shall maintain all improvements installed in accordance with said plans. The final plans for Tenant's interior improvements ("Tenant Improvements") shall be submitted to Landlord and shall be subject to approval by Landlord and the Town of Jupiter prior to commencement of construction. Landlord's approval shall not be unreasonably withheld provided that such improvements do not adversely affect Building structure or Building systems and are not visible from the exterior of the Leased Premises. The plans submitted by Tenant shall not be deemed final unless they are sufficient to meet all requirements necessary to allow Landlord to obtain a building permit. After the plans have been submitted to and approved by Landlord no changes shall be permitted without Landlord's written consent.

Should Tenant desire water and sewer service within the Leased Premises other than those existing, said installation and connection shall be at the Tenant's sole expense. Tenant shall be responsible for damages, if any, to the Building or to the Leased Premises, as a result of the original installation, leaks, water pipe breakage or other failure in the system which may occur after the original installation.

All Tenant Improvements made to the Leased Premises shall become the property of the Landlord upon expiration or termination of this Lease.

7.
CONTRACTORS. All outside contractors will be licensed, insured for liability and carry an occupational license valid in the municipality in which they are going to work. Landlord must be notified of the names of these contractors and provided with a copy of their licenses and insurance. (see Section 14 - Liens.)

8.
TENANT'S RIGHTS AND RESTRICTIONS AS TO BUSINESS SIGNS: Tenant may, at its own expense, erect or place, of a quality, size, and in a manner approved in writing by Landlord, and based on Landlord's building standard, graphics identifying Tenant on the main entrance door of the Leased Premises or as otherwise designated by Landlord. Such signs shall be kept in a good state of repair and Tenant shall repair any damage that may have been done to the Leased Premises by the erection, existence or removal of such signs. At the end of the Lease term, Tenant shall remove the signs at its expense.

Except as provided above, no sign, notice or other advertisement shall be inscribed, painted, affixed or displayed on any of the windows or on the exterior of any of the doors of the Leased Premises, nor anywhere visible from outside the Leased Premises without prior written consent of Landlord (which may be granted or withheld by Landlord in its sole discretion).

Landlord agrees that during the entire term of this Lease Landlord shall make space available on the building directory board of the building for the name of Tenant's firm, company, corporation or business entity. Landlord shall maintain the Tenant's name on the sign, unless a federal, state or local code prohibits either the sign or limits use of such sign. Landlord has the right to approve signage prior to installation.

9.	CONDITION OF PREMISES: Tenant is in possession of the Leased Premises and Tenant acknowledges the Leased Premises are in good and satisfactory condition.

10.
QUIET POSSESSION: Upon payment by Tenant of the rental herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease Agreement, peaceably and quietly hold and enjoy the Leased Premises for the term hereby leased.

11.
TENANT'S ELECTRICAL: Tenant shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event overload the Building's standard electrical circuits from which the Tenant obtains electric current or which will, in the opinion of Landlord, interfere with the reasonable use of the Building by Landlord or other tenants or which shall create a hazard within the Leased Premises. Tenant shall comply with all governmental mandates regarding temperature control. Tenant shall be responsible for payment of all charges for electric consumption within the Leased Premises.

12.
CHARGES FOR SERVICE: Any charges against Tenant by Landlord or its subsidiaries or agents for services or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rent due hereunder for all purposes.

13.
REMEDIES UPON TENANT'S DEFAULT. In the event Tenant shall abandon or vacate the Leased Premises or at any time be in default in the payment when due of Annual Base Rent, or other charges herein required to be paid by Tenant or in the observance or performance of any of the other covenants and agreements required to be performed and observed by Tenant hereunder and any such default shall continue for a period of three (3) days after written notice to Tenant for monetary obligations and ten (10) days after written notice to Tenant for all other obligations, then Tenant shall be in default hereunder and Landlord shall be entitled to any and all remedies available at law or in equity and all other remedies specifically provided herein. Without limiting the generality of the foregoing, Landlord may:

(A)
Terminate this Lease and Tenant's right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Leased Premises, expenses of reletting, reasonable attorney's fees, and any real estate commission paid; and the difference at the time of termination between the amount by which the unpaid Annual Base Rent (as is reasonably projected by Landlord) for the balance of the term.

(B)
Maintain this Lease in full force and effect and allow Tenant to retain possession of the Leased Premises, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Annual Base Rent and other charges as they become due hereunder; and/or

(C)
Terminate Tenant's right of possession, but not this Lease, whereupon Landlord will use commercially reasonable efforts to attempt to relet the Leased Premises for Tenant's account; in which case Tenant shall remain liable to Landlord for the amount, if any, by which the rental and other charges required to be paid hereunder exceed the net amount actually received by Landlord from any such reletting (after deducting from the rental received from the new tenant any amounts paid by Landlord in obtaining the new lease including all real estate commissions, concessions, and other costs). Such amounts owed by Tenant shall be paid to Landlord from time to time upon demand; and/or

(D)
Declare the balance of the Annual Rent and the balance of Tenant's pro rata share of expenses (agreed at $8.00. Psf) for the entire remaining term of this Lease to be immediately due and payable the space would then continue to be available to Tenant; and/or

(E)	Charge a fifteen percent (15%) fee on any outstanding balance; and/or

(F)	Pursue any other remedy now or hereafter available to Landlord at law or equity.

During any period in which Tenant is in default beyond any applicable grace period Tenant shall not be entitled to exercise any options, privileges, or rights contained in this Lease.

14.
ALTERATIONS AND REPAIRS: Tenant will, at Tenant's own expense, keep the Leased Premises in good repair and tenantable condition during the Lease term and will replace at its own expense any and all broken glass caused by Tenant in and about said Leased Premises.

Tenant will make no alteration, additions or improvements in or to the Leased Premises without the written consent of Landlord, and all additions, fixtures, carpet or improvements, except office furniture and trade fixtures which shall be readily removable without injury to the Leased Premises, shall be and remain a part of the Leased Premises at the expiration of this Lease: provided, however, if Landlord requests removal of any alterations, additions or fixtures installed by Tenant, Tenant shall cause them to be removed at Tenant's cost.

15.
LIENS: Tenant agrees to pay all liens of contractors, subcontractors, mechanics, laborers, material men, and other items of like costs and charges, including bond premiums for release of liens and attorney's fees reasonably incurred in and about the defense of any suit in discharging the Leased Premises or any part thereof from any liens, judgments or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. The expenses, costs and charges above referred to shall be considered as rent due for all purposes of this Lease.

Tenant shall not have any authority to create any liens for labor or materials on the Landlord's interest in the Leased Premises or the Building and all persons contracting with the Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration or repair of any facilities or other improvements on or about the Leased Premises, and all material men, contractors, mechanics and laborers, are hereby charged with notice that they must look only to the Tenant's interest in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

16.	PARKING: Landlord grants to Tenant the right to use in common with other tenants entitled to similar use thereof the parking areas for parking automobiles of Tenant's customers, clients and invitees.

Landlord may require Tenant and its employees to use a parking area designated by Landlord as an employee parking area and Tenant shall take all necessary action to assure that Tenant's employees shall use the designated employee parking area as designated by Landlord.

Any reserved parking spaces shall be in areas designated by Landlord. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or appurtenant parking areas. Tenant has three reserved parking spaces, numbered 6, 7, 8.

17.
ESTOPPEL CERTIFICATE: Tenant agrees that from time to time, upon not less than seven (7) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that the Lease, as modified, is in full force and effect and stating the modifications; (b) the dates to which the rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease, or if in default, the nature thereof in detail; and (d) such other matters as Landlord shall reasonably request.

18.
LANDLORD'S MORTGAGE: If the Building and/or Leased Premises are at anytime subject to a mortgage, and Tenant has received written notice from Mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to Landlord's Mortgagee and Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, or such greater period as may reasonably be required for the Mortgagee to effect the cure (including if title or possession by the Mortgagee is required to effect the cure any period required by Mortgagee to foreclose or otherwise obtain title and possession). Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

This Lease shall be subject and subordinate to any mortgage now or hereafter covering the Building or Leased Premises. The foregoing provision shall be self• operative but, Tenant shall upon Landlord's request promptly execute any instrument or instruments which Landlord may deem necessary or desirable to further evidence the subordination of the Lease to any and all such mortgages and/or deeds of trust. Tenant hereby appoints Landlord and or Landlord's successor(s) in interest as Tenant's attorney-in-fact to execute any and all documents necessary to effectuate all the provisions of this Section.

19.	ASSIGNMENT BY LANDLORD: If the interests of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Tenant shall be bound to such transferee (herein sometimes called the "Purchaser"), for the balance of the term hereof remaining and any extensions or renewals thereof which may be effected in accordance with the terms and provisions hereof, with the same force and effect as if the Purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment to the extent of the then remaining balance of the term of this Lease and any such extensions and renewals shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interest, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise, and Landlord's successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease.

20.
ASSIGNMENT AND SUBLEASING BY TENANT: Without the written consent of Landlord first obtained in each case, Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease for the term hereof, or underlet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by anybody other than the Tenant. No assignment of this Lease nor sublease of the Leased Premises shall release Tenant from any obligations contained herein. The Landlord may after default by the Tenant collect or accept rent from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent and other amounts herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant or occupant as Tenant, nor shall it be construed as, or implied to be, a release of the Tenant from the further observance and performance by the Tenant of the terms, provisions, covenants and conditions herein contained. In the event Tenant desires Landlord's consent to any assignment or sublease Tenant shall provide such information as Landlord shall reasonably require to evaluate the proposed assignee or subtenant, including without limitation, name, references, audited financial statements and nature of business. Any assignee or subtenant must agree in writing to be bound by all terms and provisions hereof (except that as to subtenants, the subtenant's rental will be governed by its sublease).

21.
SUCCESSORS AND ASSIGNS: All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

22.
INSURANCE; TENANT'S INDEMNIFICATION: Tenant shall, during the entire Lease term, at its sole cost and expense, provide and keep in full force and effect a policy of Commercial General Liability insurance covering the Leased Premises, and the business operation by Tenant in an amount of not less than $3,000,000.00 combined single limit liability for bodily injury and property damage. The policy shall name Quentin Partners Co. and lntracoastal Pointe Inc., and any person, firms or corporations designated by Landlord as an additional insured, and Tenant as insured, and shall contain a clause that the insurance carrier will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. The insurance shall be with an insurance company acceptable to Landlord and the insurance carrier shall provide Landlord a true copy of said policy and a certificate of insurance.

Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease resulting from the activity of Tenant or merchandise stored by Tenant in the Leased Premises, whether or not Landlord has consented to the same. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be additional rent.

Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss by fire, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, guests, contractors, employees, servants, subtenants, assignees, or concessionaires. Tenant shall also pay all costs, expenses and reasonable attorneys' fees (including appeals) that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken arising from or out of any act of Tenant, its agents, guests, contractors, employees, servants, subtenants or concessionaires.

Landlord and Tenant hereby waive any and all rights of recovery against each other, their officers, employees and agents, for loss occurring to the Leased Premises to the extent covered by insurance proceeds provided that the applicable insurance policy contains a waiver of a right of subrogation. Each party shall use reasonable efforts to obtain a waiver of subrogation from the insurance carrier providing their insurance.

23.
MUTUAL INDEMNITIES: In consideration of the Leased Premises being leased to Tenant for the above rental, Tenant agrees: that Tenant, at all times, will indemnify and hold harmless Landlord from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to person or property, consequent upon or arising from any acts, omissions, neglect or fault of Tenant, its agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations or any provisions of this Lease. Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from gross negligence or willful misconduct of Landlord, its agents or employees. All personal property placed or moved into the Leased Premises or the Building shall be at the risk of Tenant or the owners thereof, and Landlord shall not be liable to Tenant for any damages to said personal property. Tenant shall maintain at all times during the term of this Lease an insurance policy or policies in an amount or amounts sufficient to indemnify Landlord and to pay Landlord's damages, if any, resulting from any matter set forth in this Section.

In case Landlord shall be made a party to any third party litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all cost, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

In consideration of the Leased Premises being leased to Tenant for the above rental, Landlord agrees: that Landlord, at all times, will indemnify and hold harmless Tenant from all losses, damages, liabilities and expenses, which may arise or be claimed against Tenant and be in favor of any persons, firms or corporations, for any injuries or damages to person or property, consequent upon or arising from any acts, omissions, neglect or fault of Landlord, its agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Landlord's failure to comply with any laws, statutes, ordinances, codes or regulations or any provisions of this Lease. Tenant shall not be liable to Landlord for any damages, losses or injuries to the persons or property of Landlord which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from gross negligence or willful misconduct of Tenant, its agents or employees. Landlord shall maintain at all times during the term of this Lease an insurance policy or policies in an amount or amounts sufficient to indemnify Tenant and to pay Tenant's damages, if any, resulting from any matter set forth in this Section.

In case Tenant shall be made a party to any third party litigation commenced by or against Landlord, Landlord shall protect and hold Tenant harmless and shall pay all cost, expenses and reasonable attorneys' fees and disbursements incurred or paid by Tenant in connection with such litigation.

24.
ATTORNEY'S FEES: If the Tenant defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the Landlord employs the services of an attorney to enforce performance of same by the Tenant or to perform any services based upon said default, the Tenant agrees to pay reasonable attorney's fees and all expenses, costs and charges incurred by the Landlord pertaining thereto and enforcement of any remedy available to the Landlord.

In the event of the institution of litigation to enforce the provisions of the Lease to evict Tenant, or to collect moneys due from the date of default in the event of a money judgment, Tenant shall be responsible for cost of such litigation and reasonable attorney's fees at the trial level and at all levels of appeal.

In the event Landlord is the prevailing party, the awardable sums with all costs, interest and damages shall be deemed additional rent hereunder and shall be due from Tenant to

Landlord on the first day of the month following the month in which the respective expenses, etc., were incurred.

In the event the Tenant is the prevailing party, the awardable sums with all costs shall be bourne by Landlord.

25.
GOVERNMENTAL REGULATIONS: Tenant shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and codes and state, local and federal statutes or laws, rules, regulations, or other governmental requirements now in force or which may hereafter be in force.

26.
FIRE OR CASUALTY: In the event the Building shall be destroyed, or so damaged, or injured by fire or other casualty during the term of this Lease whereby the Leased Premises shall be rendered untenantable, the Landlord shall have the right to render the Leased Premises tenantable by repairs within one hundred eighty (180) days therefrom. If the Leased Premises are not or will not be rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. Landlord shall also have the option to cancel this Lease in the event the Building is damaged to such an extent that Landlord elects not to repair the damage. Any cancellation shall be evidenced in writing. During any time that the Leased Premises are untenantable due to causes set forth in this Section, the rent or a just and fair proportion thereof (based upon the portion of the Leased Premises that are not untenantable)shall be abated.

Landlord shall not restore fixtures and improvements installed by Tenant either at the commencement of the Lease or during the leasehold term.

27.
EMINENT DOMAIN: If there shall be taken during the term of this Lease any part of the Leased Premises, parking facilities or Building, other than a part not interfering with maintenance, operation or use of the Leased Premises, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue the Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises, parking facilities, or Building resulting from such taking. If any part of the Leased Premises is taken by condemnation or eminent domain and the Landlord elects to continue the Lease, the rental assessment shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of the Landlord, except that Tenant shall be entitled to any award for Tenant's moving expenses or personal property (but in no event shall Tenant be entitled to any award for the loss of the leasehold estate). If this Lease should be terminated under any provisions of this Section, rental shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum or amount then owing by Tenant to Landlord.

28.
ABANDONMENT: If, during the term of the Lease, Tenant shall abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, and shall cease doing business in said Leased Premises, or shall suffer the rent to be in arrears, Landlord may, at its option, cancel this Lease by written notice to Tenant at Tenant's address, or Landlord may enter said Leased Premises as the agent of Tenant by force or otherwise, without being liable in any way therefore, and rel et the Leased Premises with or without any furniture that may be therein as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine and receive the rent and for such expenses therefore, applying the same to the payment of the sums due by Tenant, and if the full rental herein provided shall not be realized by Landlord over and above the expense to Landlord of such reletting, Tenant shall pay any deficiency provided that the Landlord has made reasonable efforts to achieve a fair lease.

29.
BANKRUPTCY: It is agreed between the parties hereto that: if Tenant shall be adjudicated bankrupt or insolvent or take the benefit of any federal reorganization or compensation proceeding or make a general assignment or take the benefit of any insolvency law; or, if Tenant's leasehold interest under this Lease shall be sold under any execution or process of law; or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under Federal or State Laws); or if said Premises shall be abandoned or deserted; or if Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed; or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firms, officers or corporations, then and in any such event this Lease and the Term of this Lease, at Landlord's option, shall expire and end five (5) days after Landlord has given Tenant written notice of such act, condition or default and Tenant hereby agrees immediately then to quit and surrender said Leased Premises to Landlord; but this shall not impair or affect Landlord's right to maintain summary proceeding for the recovery of the possession of the Leased Premises in all cases as provided for by law. If the term of this Lease shall be so terminated, Landlord may immediately or at any time thereafter, re-enter or repossess the Leased Premises and remove all persons and property therefrom without being liable for trespass or damages.

30.	(DELETED).

31.
WAIVER: Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be effective unless contained in a written instrument signed by Landlord.

No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other term, provision, condition or covenant of this Lease.

32.
RIGHT OF ENTRY: Landlord, or any of his agents, shall have the right to enter the Leased Premises at any time for exigent circumstances and during all reasonable hours with reasonable notice, to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of the Building, or to exhibit the Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Landlord will retain pass keys and any passcodes to gain entry to the entire Premises. Said right of entry shall also exist for the purpose of removing placards, sign fixtures, alterations or additions which do not conform to this Lease.

33.	NOTICES: Any notice to be given shall be sent by certified mail, or hand delivered to the Parties designated address or to such other place or places as The Parties may specify in writing.

34.
RULES AND REGULATIONS: Tenant agrees to comply with all reasonable rules and regulations Landlord may adopt from time to time of operation of the Building and parking facilities and protection and welfare of the Building and parking facilities, the tenants, visitors, and occupants of the Building. The present rules and regulations, with respect to which Tenant hereby agrees to comply, entitled "Rules and Regulations" (Exhibit A) are attached hereto and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant, providing the same are reasonable and do not deprive Tenant of its rights established under this Lease.

35.
CONTROL OF COMMON AREAS AND PARKING FACILITIES BY LANDLORD: All automobile parking areas, driveways, entrances and exits thereto, Common Areas and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, Common Areas and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons, and customers, shall be at all times subject to the exclusive control and management of Landlord and Landlord shall have the right from time to time to change location and arrangement of parking areas and other facilities herein above referred to; to restrict parking by and enforce parking ~~charges (by operation of meters or otherwise)~~ upon visitors, patrons, and customers; to close all or any portion of said areas legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or public areas, common areas or facilities; to discourage non-tenant parking; and to do and perform such other acts in and to said areas and improvements, as, in the sole judgment of Landlord, the Landlord shall determine to be advisable with a view to the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Area and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or common areas and other facilities. Reference in this Section to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in this Lease.

36.
SURRENDER OF LEASED PREMISES: Tenant agrees to surrender lo Landlord, at the end of the term of this Lease and/or upon any cancellation of this Lease, said Leased Premises in as good condition as the Leased Premises were at the beginning of the term of the Lease, ordinary wear and tear and damage by fire or other casually not caused by Tenant's negligence, excepted. Tenant agrees that if Tenant does not surrender said Leased Premises lo Landlord at the end of the term of this Lease, then Tenant will pay to Landlord two (2) times the monthly rent paid in the final month of Tenant's term hereunder for each month that Tenant holds over; in addition Tenant shall pay all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of the Leased Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of the Leased Premises so far as such delay is occasioned by failure of Tenant to so surrender the Leased Premises in accordance herewith or otherwise.

No receipt of money by Landlord from Tenant after termination of this Lease or the service of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or affect any such notice, demand, suit or judgment.

No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

37.
TAXES ON TENANT'S PERSONAL PROPERTY: Tenant shall be responsible for and pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

38.
PRIOR OCCUPANCY: If Tenant, with Landlord's consent, shall occupy the Leased Premises prior to the beginning of the Lease term specified in Section 2 hereof, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified.

39.
SHORT FORM LEASE: Tenant shall, if so required by Landlord at any time, execute a short form Lease in recordable form setting forth the name of the parties, the term of the Lease (stating the commencement of Lease term called for in Section 2), and the description of the Leased Premises, and such other matters as Landlord shall reasonably request. In no event shall the Tenant record this Lease, any memorandum thereof or reference thereto, amongst the Public Records of any County of the State of Florida without the prior written consent of Landlord. Any violation of this provision by Tenant shall be immediate default hereunder.

40.
WAIVER OF TRIAL BY JURY: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising about, of or in any way connected with the Lease, the relationship of Landlord and Tenant or Tenant's use of or occupancy of the Premises. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon nonpayment of rent or any other payment required of Tenant hereunder.

41.	(DELETED)

42.
SEVERABILITY: If any terms, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such terms, provisions, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

43.	TIME: It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, and covenants and conditions of the Lease.

44.	DEFINITIONS.

(A)
The terms Landlord and Tenant, as herein contained, shall include singular and/or plural, masculine, feminine, and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the Section headings are solely for the convenience of the reader and are not intended to be all inclusive.

(B)	Calendar Year shall be a twelve month period ending on each December 31.

(C)	Base Year is the Calendar Year in which the Lease Commencement Date occurs.

(D)	Base Month is the month in which the lease commences.

(E)
The Consumer Price Index is the United States Bureau of Labor Statistics, "Revised Consumer Price Index, for Urban Wage Earners and Clerical Workers, All terms (1967=100)" or any successor thereto published by the United States Department of Labor, Bureau of Labor Statistics; provided, that should the said Consumer Price Index or the manner of computing or reporting same be discontinued or changed, the parties shall attempt to agree upon a substitute formula, and failing such agreement the matter shall be determined by arbitration in Jupiter under the Rules of the American Arbitration Association then prevailing.

(F)	Code shall mean the City of Jupiter (County, State, or Federal) building, Electrical, Air Conditioning, Plumbing or other, as the same may be applicable.

(G)	Building means the actual structure wherein the Leased Premises are located.

(H)	Pro ration of rent shall be over a thirty (30) day month.

45.
TENDER AND DELIVERY OF LEASE INSTRUMENT: Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

46.
SERVICES: Services to be provided to Tenant shall be common area janitorial service (weekday nights), automatic elevator service, public stairs, water at points of supply for general use by Tenant throughout the year, electricity, heat and air conditioning as noted herein to be operated Monday through Friday 7:00 a.m. to 8:00 p.m. and 8:00 a.m. to 1:00 p.m. Saturdays, excluding legal holidays.

47.
JANITORIAL SERVICES: Tenant shall be responsible for contracting with and payment of janitorial services within their Leased Premises to a quality standard commensurate with other similar quality buildings in the area. (See Section 7.) Landlord will make available to Tenant a suitable janitorial service.

48.
WRITTEN AGREEMENT: This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Leased Premises or of the remainder of the terms of the Lease shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or prior contemporaneous oral promises, agreements or warranties except such as are expressed herein.

49.
RIGHT TO SELL CONDOMINIUM UNITS: Landlord reserves the right to cause the building and surrounding property, including the leasehold premises, to be converted to a condominium to be created by the Landlord as may be reasonably necessary regarding the creation of the condominium and agrees to execute any and all documents which may be required to create said condominium, provided that such action required by the Tenant shall be at no cost to the Tenant. This action shall not intefere with Tenants Leasehold rights.

50.
LIMITATIONS OF LANDLORD'S PERSONAL LIABILITY. Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord (and any partners of Landlord and any trustees, officers, shareholders or employees of Landlord) shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any other action not involving the personal liability of Landlord's to respond in monetary damages from assets other than Landlord's interest in the Building of any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

51.
SMOKING. This is a non-smoking building. Tenant and its employees shall smoke outside the building. Under no circumstances shall Tenant allow its employees to smoke in the suite, hallways, stairwells, entry way, or elevators of the Building. Tenant and its employees shall not leave remnants or partially smoked items on the grounds except in receptacles specifically designed for the purpose.

52.	BROKERAGE. All parties agree that there are no brokers involved in this transaction.

53.	Authority. The undersigned represent and warrant that they are duly authorized to enter this contract.

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Lease in duplicate at Palm Beach County, Florida, on the date written below.

LANDLORD:	TENANT:

QUENTIN PARTNERS CO.	DYADIC INTERNATIONAL, INC.
As Agent For:
lntracoastal Pointe, Inc.

/s/ James Q. Riordan, Jr.	/s/ Mark Emalfarb
By: James Q. Riordan, Jr.	Mark Emalfarb
President	President & CEO

WITNESS:	WITNESS:

/s/ Sharon L. Wood	/s/ Michael I. Faby

Sharon L. Wood	Michael I. Faby
(Printed name of Witness)

1/5/2011	28 December 2010
Date	Date

EXHIBIT A
RULES AND REGULATIONS

1.	Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

2.
Tenant shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways, stairways, and doorways of the Building. These shall not be obstructed or used for any purpose other than ingress to and egress from the units. No furniture, equipment, or other personal articles shall be placed in the entrances, stairways or other common elements.

3.
No exterior of any premises or the windows or doors thereof or any other portions of the common elements shall be painted or decorated in any manner by any Tenant. No sign, notice, lettering, or advertising shall be inscribed or exposed on or at any window, door, or at any other part of the Building; nor shall anything be projected out of any window of the building. Tenant shall not be allowed to put their names on any entry to the building or entrance to any unit, except In the proper place provided by the Landlord for such purpose. No protective window film, shades, awnings, window guards, ventilators, fans or air-conditioning devices shall be used in or about the Building or common elements except such as shall have been approved in writing by Landlord.

4.
No Tenant shall make or permit any noise or objectionable odor that will disturb or annoy the occupants of any of the premises in the Building or do or perm it anything to be done therein which will interfere with the rights, comfort, or convenience of other Tenants.

5.
Each Tenant shall keep his unit in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown therefrom, or from the doors or windows thereof, any dirt or other substances. All garbage and refuse from the Building shall be deposited with care In receptacles intended for such purpose only at such times and in such manner as Landlord may direct. Disposal for all garbage that is not in the course of normal day to day operations -- i.e. shipping boxes for computers printers, filing cabinets, and other large Items -- must be handled by tenant at tenant's cost.

6.
Water closets and other water apparatus in the Building shall not be used for any purpose other than those for which they were constructed nor shall any sweepings, rubbish, rags, paper, ashes, or any other article be thrown into the same. Any damage resulting from misuse of any water closet or other apparatus shall be paid for by the Tenant causing such damage.

7.
The agents of the Landlord and any contractor or workman authorized by the Landlord may enter any unit at any reasonable hour of the day for any purpose permitted under the terms of the Lease or Building Rules. No Tenant shall engage any employee of the Landlord for any private business of the Tenant without prior consent of the Landlord. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Landlord.

8.
No bird or animal shall be kept or harbored In the Building unless the same in each instance be expressly permitted in writing by the Landlord. In no event shall dogs be permitted in any of the public portions of the buildings or development unless carried or on a leash. The Tenant shall Indemnify the Landlord and hold It harmless against any loss or liability of any kind or character whatsoever arising from or as a result of having any animal in the building.

9.	No radio or television aerial shall be attached to or hung from the exterior of the building without written approval by the Landlord.

10.
The Landlord shall retain a passkey to each unit. No Tenant shall alter any lock on any door leading into his unit without prior consent of the Landlord. Tenant shall not alter any lock or Install new or additional locks or bolts to the common areas of the property.

11.	No Tenant, or any employee or any client, visitor, or guest of a Tenant shall be allowed on the roof of the building without the express permission of the Landlord.

12.	All damage to the building or common elements caused by the moving or carrying of any article therein shall be paid by the Tenant responsible for the presence of such article.

13.	No Tenant shall interfere In any manner with any portion of the electrical system and lighting apparatus which are part of the common elements and not part of the Tenant's.

14.
No Tenant shall use or permit to be brought into the building any flammable oils or fluids such as gasoline, kerosene, naptha, benzine or other explosives or any hazardous materials or articles deemed hazardous to life, limb or property.

15.	The Tenant must keep the Interiors of the leased premises clean and free from obstructions. The Landlord assumes no liability for loss or damage to articles stored or placed In the building.

16.
Tenant shall be held responsible for the actions of Its employees, visitors, clients, or guests. Any damage to the building or equipment caused by Tenant, its employees, guests, visitors, or clients shall be repaired at the expense of the Tenant.

17.	Complaints regarding the management of the building and grounds or regarding the actions of other Tenants shall be made in writing to the Landlord.

18.
Parking of motor vehicles, including motorcycles, mopeds, trailers, or bicycles by Tenant, its employees, guests, clients, or visitors shall be only in the space designated as parking; no unattended vehicle shall at any time by left in such a manner as to impede the passage of traffic or to Impair proper access to parking areas. No repair, cleaning, or maintenance of motor vehicles, Including motorcycles, mopeds, trailers, or bicycles shall occur on the property, with exception of emergency repair to have vehicle removed to a qualified repair facility. No storage of motor vehicles, including motorcycles, mopeds, trailers, bicycles or any objects shall be permitted on the driveway and parking areas and the same shall at all times be kept free of unreasonable accumulation of debris or rubbish of any kind.

19.
Supplies, goods, and packages of every kind are to be delivered in such a manner as the Landlord or Its agents may prescribe and the Landlord Is not responsible for the loss or damage of any such property.

20.
No unit shall be used or occupied in such manner as to obstruct or interfere with the enjoyment of other occupants, or other residents of adjoining units, nor shall any nuisance or immoral or illegal activity be committed or permitted to occur In or about any unit or upon any part of the common element of the property.

21.
The common elements are intended for use for the purpose of affording vehicular and pedestrian movement within the property and of providing access to the units. No part of the common elements shall be obstructed so as to Interfere with Its use for the purposes herein above recited nor shall any part of the common elements be used for general storage purposes, nor anything done thereon in any manner which shall increase the rate of hazard and liability insurance covering said area and Improvements situated thereon.

22.	Tenant shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

23.	Tenant shall not deface the walls, partitions or other surfaces of the premises or Office Building Project.

24.
Furniture, significant freight and equipment shall be moved Into or out of the building only with the Landlord's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Landlord. Tenant shall be responsible for any damage to the Office Building Project arising from any such activity. Tenant may be asked to provide a deposit against possible damage resulting from movements of the aforementioned.

25.
Landlord reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 6:00 A.M. of the following day. If Tenant uses the Premises during such periods, Tenant shall be responsible for securely locking any doors it may have opened for entry.

26.	Tenant shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

27.	No Tenant, employee or invitee shall go up on the roof of the Building.

28.	Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as non-smoking areas.

29.	Tenant shall not use any method of heating or air conditioning other than as provided by Landlord.

30.	Tenant shall not install, maintain or operate any vending machines upon the Premises without Landlord's written consent.

31.	The Premises shall not be used for loading or manufacturing, cooking or food preparation.

32.	Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

33.	Tenant assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

34.
Landlord reserves the right to waive any one of these rules or regulations, and/or as to any particular Tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Tenant.

35.
Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Building Project and its occupants. Tenant agrees to abide by these rules and regulations. These Building Rules may be added to or repealed at anytime by the Landlord.

INTRACOASTAL POINTE OFFICE BUILDING
AMENDMENT TO OFFICE LEASE

This Amendment to Office Lease Agreement made and entered into this 8th day of June, 2018 by and between Quentin Partners Co. as Agent for lntracoastal Pointe, Inc. (both Florida corporations), as "Landlord;" and Dyadic International, Inc., as "Tenant."

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that Office Lease dated December 30, 2010, and the subsequent Amendments; relative to the Leased Premises set forth therein. Premises currently consist of Suite 404 and 405 (4,872 ± s.f.); and

WHEREAS, Landlord and Tenant now desire to extend the term of the lease by twelve months.

TERM: Term will begin on July 1, 2018 and end on June 30, 2019 (unless otherwise terminated as provided in the Lease).

TOTAL RENT:
7/01/18-6/30/19: $12.50 per square foot; $60,900.00 I year; $5,075.00 I month*
*All rates plus CAM (which shall never be less than $9.30 psf) plus sales tax (currently at 6.8%).

PREMISES: Landlord will deliver premises in an "as is" condition.

Except as set forth herein, all other terms, conditions, provisions and requirements of the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

LANDLORD:	TENANT:
QUENTIN PARTNERS CO.	DYADIC INTERNATIONAL, INC.
As Agent For: lntracoastal Pointe, Inc.

/s/ James Q. Riordan, Jr.	/s/ Mark Emalfarb
By: James Q. Riordan, Jr., President	Mark Emalfarb, CEO

WITNESS:	WITNESS:

/s/ Sharon Wood	/s/ Heidi Zosiak
Sharon Wood	Heidi Zosiak